EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated September 27, 2007 relating to the financial statements of Atlas Acquisition Holdings Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

                                           /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
September 27, 2007